UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 6, 2017

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

 Metabolix, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
The Board of Directors of Yield10 Bioscience, Inc., formerly known as Metabolix, Inc. (the “Corporation”) has approved a change in the Corporation’s name from “Metabolix, Inc.” to “Yield10 Bioscience, Inc.” The change in the Corporation’s name was effected by the filing of a Certificate of Amendment, pursuant to Section 242 of the Delaware General Corporation Law, on January 6, 2017. Pursuant to this Certificate of Amendment, Article First of the Corporation’s Amended and Restated Certificate of Incorporation was amended to read in its entirety as follows: “FIRST: The name of the Corporation is Yield10 Bioscience, Inc.” The Corporation also amended and restated its by-laws to reflect the new corporate name.
Commencing on January 9, 2017, the Corporation’s common stock will trade on The Nasdaq Capital Market under the symbol “YTEN.” Its CUSIP number has changed from 591018882 to 98585K102 in connection with the name change.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are furnished with this report on Form 8-K:
Exhibit No.    Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation

3.2	Amended and Restated By-laws

99.1	Press Release dated January 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: January 6, 2017	By:	/s/ Oliver P. Peoples, Ph.D.
Oliver P. Peoples, Ph.D.
President & Chief Executive Officer